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                                                                  EXHIBIT NO. 16

   Letter from Arthur Andersen LLP to the Securities and Exchange Commission


                         [Logo of Arthur Andersen LLP]


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


March 20, 2002


Dear Sir/Madam:

We have read Item 9 included in the Form 10-K dated March 20, 2002 of Rayonier Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP